Exhibit 99.1

Exhibit 99.1: Peoples Financial Corporation Press Release Dated September 26, 2018

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

PEOPLES FINANCIAL CORPORATION DECLARES DIVIDEND AND

ANNOUNCES NEW STOCK REPURCHASE PROGRAM

BILOXI, MS (September 26, 2018 )—The board of directors of Peoples Financial Corporation (OTCQX Best Market: PFBX), parent of The Peoples Bank, declared a semi-annual cash dividend of $0.01 per common share, payable October 15, 2018, to shareholders of record as of October 9, 2018.

“We are pleased with our continuing financial improvement,” said Chevis C. Swetman, Chairman and CEO of the holding company and the bank. “We remain dedicated to returning earnings to our shareholders,” he added.

The board of directors also announced the approval to repurchase up to 70,000 shares of the company’s common stock. Shares will be repurchased at the discretion of management either on the open market or through privately negotiated transactions, and repurchased shares will be retired. As of June 30, 2018, the company reported common shares outstanding of 5,037,719.

Founded in 1896, with $641 million in assets as of June 30, 2018 The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.